                                                                    EXHIBIT 10.3



                                VOTING AGREEMENT

         This VOTING AGREEMENT, dated effective as of February 19, 2002, is entered into by and between David R. Hill (the "Holder"), a shareholder of Davel Communications, Inc., a Delaware corporation (the "Company" or "Davel"), and PhoneTel Technologies, Inc., an Ohio corporation ("PhoneTel").

         WHEREAS, concurrently with the effectiveness of this Agreement, the Company, PhoneTel, Davel Financing Company, L.L.C., a Delaware limited liability company and a wholly owned subsidiary of Davel ("Davel Financing"), DF Merger Corp., a Delaware corporation and an indirect wholly owned subsidiary of Davel, and PT Merger Corp., an Ohio corporation and an indirect wholly owned subsidiary of Davel ("P Sub"), have entered into an Agreement and Plan of Reorganization and Merger (the "Merger Agreement"), dated the date hereof, pursuant to which PhoneTel will be merged with and into P Sub with PhoneTel surviving as a wholly owned subsidiary of Davel (the "PhoneTel Merger") and D Sub will merge with and into Davel Financing with Davel Financing surviving as a wholly owned subsidiary of Davel (the "Davel Merger" and, together with the PhoneTel Merger, the "Mergers").

         WHEREAS, the consummation of the Mergers and the other transactions contemplated by the Merger Agreement (the "Transactions") is subject to certain conditions, including the approval of the Merger Agreement and the Mergers by the holders of at least a majority of the outstanding shares of common stock, par $.01 per share, of Davel ("Davel Common Stock").

         WHEREAS, Holder, as controlling person of the entities identified on Schedule A attached hereto and made a part hereof, is the beneficial owner of 1,851,533 shares of Davel Common Stock (the "Owned Shares") representing approximately 16.6% of the shares of Davel Common Stock outstanding as of December 31, 2001. Such 1,851,533 shares of Davel Common Stock, together with any other shares of capital stock of Davel acquired by Holder after the date hereof and during the term of this Agreement, are collectively referred to herein as the "Shares".

         WHEREAS, as a condition to the willingness of PhoneTel to enter into the Merger Agreement, and as an inducement to PhoneTel to do so, Holder has agreed for the benefit of PhoneTel as set forth in this Agreement.

         NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereby agree as follows:

                                    ARTICLE I

                               COVENANTS OF HOLDER

         Section 1.1 Agreement to Vote. At any meeting of the shareholders of Davel held prior to the Termination Date (as defined in Section 4.4), however called, and at every reconvened meeting following any adjournment thereof prior to the Termination Date, or in connection with any written consent of the shareholders of the Company executed prior to the Termination Date, Holder shall vote the Shares in favor of the approval of the Merger Agreement, the Transactions, any amendment to the Certificate of Incorporation of the Company proposed by management to increase the authorized common shares in the amount necessary to consummate the Transactions and any amendment to the Company's 2000 Long-Term Equity Incentive Plan to increase the number of shares of common stock available to be issued upon exercise of options awarded thereunder as contemplated by the Merger Agreement. Prior to the Termination Date and subject to Section 1.3, Holder shall not enter into any agreement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of the Shares in any manner inconsistent with the preceding sentence.

         Section 1.2       Proxies.

                           (a) Holder hereby revokes any and all previous
proxies granted with respect to matters set forth in Section 1.1 for the Shares.

                           (b) Prior to the Termination Date, Holder shall not
grant any proxies or powers of attorney with respect to matters set forth in
Section 1.1, deposit any of the Shares into a voting trust or enter into a voting agreement, with respect to any of the Shares, in each case with respect to such matters.

         Section 1.3 Transfer of Shares by Holder. Prior to the Termination Date, Holder shall not (a) pledge or place any encumbrance on any Shares, other than pursuant to this Agreement, or (b) transfer, sell, exchange or otherwise dispose of any Shares, in each case unless the pledgee, encumbrance holder, transferee, purchaser or acquiror of such Shares enters into a Voting Agreement with PhoneTel containing substantially the same terms as this Agreement.

         Section 1.4 Action in Shareholder Capacity Only. Holder makes no agreement or understanding herein in any capacity other than his capacity as a beneficial owner of the Shares, and nothing herein, including without limitation
Section 2.4 below, shall limit or affect any actions taken in any other capacity.

                                   ARTICLE II

                   REPRESENTATIONS, WARRANTIES AND ADDITIONAL
                               COVENANTS OF HOLDER

Holder represents, warrants and covenants to PhoneTel that:

         Section 2.1 Ownership. Holder is, as of the date hereof, the beneficial owner of 1,851,533 shares of Davel Common Stock and has the sole right to vote such shares, and there are no restrictions on rights of disposition or other liens pertaining to such shares. Except pursuant to that certain Investment Agreement, dated April 19, 1999, as amended to date, and that certain Shareholders Agreement, dated as of December 22, 1998, as amended to date, both by and among Davel, Samstock, L.L.C., a Delaware limited liability company, EGI-Davel Investors, n/k/a EGI-DM Investments, L.L.C., Holder and Davel Communications Group, Inc., an Illinois corporation, none of the shares described in the immediately preceding sentence is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such shares.

         Section 2.2 Authority and Non-Contravention. Holder has the right, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Holder and constitutes a valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium, or similar laws affecting creditors' rights generally. Neither the execution and delivery of this Agreement by Holder nor the consummation by Holder of the transactions contemplated hereby will (i) materially violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Holder or the Shares or (ii) constitute a material violation of or default under any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Holder is a party or by which Holder or his assets are bound.

         Section 2.3 Total Shares. Except for shares issuable upon exercise of Davel Options (as defined in the Merger Agreement), Holder does not have any option to purchase or right to subscribe for or otherwise acquire any securities of Davel and, other than with respect to the Owned Shares, has no other interest in or voting rights with respect to any other securities of Davel.

         Section 2.4 Reasonable Efforts. Prior to the Termination Date, Holder, subject to any fiduciary duties owed to the shareholders in his capacity as a director of Davel, shall use reasonable efforts to cooperate with Davel to consummate the Transactions.

                                               ARTICLE III

                          REPRESENTATIONS, WARRANTIES AND COVENANTS OF PHONETEL

PhoneTel represents, warrants and covenants to Holder that:

         Section 3.1 Authority and Non-Contravention. PhoneTel has the right, power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by PhoneTel and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary action on the part of PhoneTel. This Agreement has been duly executed and delivered by PhoneTel and constitutes a valid and binding obligation of PhoneTel, enforceable against PhoneTel in accordance with its terms, subject to general principles of equity and as may be limited by bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally. Neither the execution and delivery of this Agreement nor the consummation by PhoneTel of the transactions contemplated hereby will, as of the date hereof, (i) materially violate, or require any consent, approval or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to PhoneTel or (ii) violate or conflict with the certificate of incorporation or bylaws of PhoneTel or constitute a material violation of or default under any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which PhoneTel is a party or by which PhoneTel or its assets are bound.

                                   ARTICLE IV

                                  MISCELLANEOUS

         Section 4.1 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs or expenses.

         Section 4.2 Further Assurances. From time to time, at the request of PhoneTel, in the case of Holder, or at the request of Holder, in the case of PhoneTel, and without further consideration, each party shall execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

         Section 4.3 Specific Performance. Holder agrees that PhoneTel would be irreparably damaged if for any reason Holder fails to perform any of Holder's obligations under this Agreement, and that PhoneTel would not have an adequate remedy at law for money damages in such event. Accordingly, PhoneTel shall be entitled to seek specific performance and injunctive and other equitable relief to enforce the performance of this Agreement by Holder. This provision is without prejudice to any other rights that PhoneTel may have against Holder for any failure to perform its obligations under this Agreement.

         Section 4.4 Amendments, Termination. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by each party hereto. The representations, warranties, covenants and agreements of Holder set forth in Article I, Article II and Article III, including the obligation of Holder to vote the Shares in favor of the Merger Agreement, shall terminate, except with respect to liability for prior breaches thereof, upon the earliest to occur of (i) termination of the Merger Agreement in accordance with its terms, (ii) the Closing Date under the Merger Agreement and (iii) the date, if any, upon which the Company's Board of Directors withdraws, modifies or changes its recommendation or approval of the Merger Agreement or the Mergers in a manner adverse to PhoneTel (the "Termination Date").

         Section 4.5 Assignment. Subject to Section 1.3 hereof, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         Section 4.6 Entire Agreement. This Agreement (including the documents referred to herein) (a) constitutes the entire agreement, and supersedes all prior agreements and understanding, both oral and written between the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies.

         Section 4.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by documented overnight delivery service or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address or telecopy or telex number for a party as shall be specified by like notice):

          If to PhoneTel to:

                           PhoneTel Technologies, Inc.
                           1001 Lakeside Avenue, 7th Floor
                           Cleveland, OH  44114
                           Attention:  John D. Chichester
                           Telecopy number:  (216) 875-4337

         with a copy to:

                           Hahn Loeser & Parks LLP
                           3300 BP Tower
                           Cleveland, OH  44114-2301
                           Attention:  F. Ronald O'Keefe, Esq.
                           Telecopy number: (216) 241-2824

         If to Holder, to:

                           David R. Hill
                           Hillcrest Properties, LLC
                           601 W. Morgan Street
                           Jacksonville, IL  62650
                           Telecopy number:  (217) 243-6016

         Section 4.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 4.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement, and, shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties in original or facsimile form.

         Section 4.10 Interpretation. The headings contained in this Agreement are inserted for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 4.11 Severability. Any provision hereof which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

         Section 4.12 Consent to Jurisdiction. Each party hereto irrevocably submits to the nonexclusive jurisdiction of (a) the state courts of the State of Delaware and (b) the United States federal district courts located in the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.

         Section 4.13 Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements, in addition to any other relief to which such party may be entitled.

                                     * * *

         IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the date first above written.


                                                DAVID R. HILL


                                                By: /s/ David R. Hill
                                                   ----------------------------
                                                Name: David R. Hill


                                                PHONETEL TECHNOLOGIES, INC.


                                                By: /s/ John D. Chichester
                                                   ----------------------------
                                                Name: John D. Chichester
                                                Title: Chief Executive Officer